Exhibit 5.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Kelyniam Global, Inc.
Little Rock, Arkansas

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated January 22, 2008, relating to the financial statements of Kelyniam Global, Inc as of December 31, 2007 and 2006 and for the years then ended and for the period from December 30, 2005 (inception) through December 31, 2007. We also consent to the reference to our firm under the heading  "Experts"  appearing herein.

/s/ Malone & Bailey, PC

www.malone-bailey.com
Houston, Texas

January 22, 2008